Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference Registration Statements (Form S-8 No.'s 333-223767, 333-195517, 333-210375, 333-230487 and 333-236635) and Registration Statement (Form F-3 No. 333-230490) of our report dated February 25, 2021, with respect to the consolidated financial statements of MediWound Ltd. and its subsidiaries (the "Company") included in the Annual Report (Form 20-F) of the Company for the year ended December 31, 2020.

Tel Aviv, Israel February 25, 2021	/s/ KOST, FORER, GABBAY & KASIERER KOST, FORER, GABBAY & KASIERER A Member of Ernst & Young Global